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                                                                    Exhibit 3.32

                                     BY-LAWS

                                       OF

                               THE MSM GROUP, INC.

                            (A DELAWARE CORPORATION)

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             CERTIFICATES FOR SHARES

         Section 1. Certificates Representing Shares of Stock. The shares of stock of the corporation shall be represented by certificates signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         Section 2. Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or

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destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         Section 3. Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         Section 4. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrant, or subject to any other conditions which the Board of Directors may impose.

         Section 5. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Section 6. Record Date For Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if

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notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 7. Meaning Of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that

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no such rights shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

                                   ARTICLE III

                              STOCKHOLDERS MEETINGS

         Section 1. Time of Meetings. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting may be called by the Board of Directors, and shall be held on the date and at the time fixed by the Board of Directors.

         Section 2. Place of Meetings. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

         Section 3. Call of Meetings. Annual meetings and special meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting.

         Section 4. Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.

         Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.

         If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting,

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it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

         Whenever notice is required to be given under the General Corporation Law or under the certificate of incorporation or these By-Laws, a written waiver, signed by the person entitled to the notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Sections. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         Section 6. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

         Section 7. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact or must be otherwise authorized in accordance with the General Corporation Law. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A

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proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         Section 8. Inspectors. The directors, in advance of any meeting of stockholders, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In case any person who may be appointed as an inspector or alternate inspector fails to appear or act, the vacancy may be filled by appointment at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability.

         The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

         Section 9. Quorum. The holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for, and the votes that shall be necessary for, the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         Section 10. Voting. Each share of stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by the affirmative vote of a majority of the votes present in person or represented by proxy at a meeting and entitled to vote, except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

         Section 11. Stockholder Action Without Meetings. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

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                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Functions: Compensation. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors shall have the authority to fix the compensation of the members thereof.

         Section 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of five (5) persons. Thereafter the number of directors constituting the whole board shall be at least one but not more than nine. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be five (5) directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.

         Section 3. Election and Term. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         Section 4. Removal of Directors. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 5. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member

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of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but in no event shall a committee have any authority the delegation of which is prohibited by Section 141 of the General Corporation Law.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Time of Meetings. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         Section 2. Place of Meetings. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         Section 3. Call of Meetings. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or of a majority of the directors in office.

         Section 4. Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         Section 5. Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of

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directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Section 5. Meeting by Conference. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at a meeting.

         Section 6. Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         Section 7. Director Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer, and, if deemed necessary, expedient or desirable by the Board of Directors, a Vice-Chairman of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Section 2. Term. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified or until his earlier resignation or removal.

         Section 3. Removal: Vacancies. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office, whether occurring by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

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         Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 5. President. The President shall, in the absence or disability of the Chairman of the Board and Chief Executive Officer, if any, perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6. Vice President. The Vice-President, if there shall be one, or, if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7. Secretary and Assistant Secretaries. The Secretary, if there shall be one, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. Treasurer and Assistant Treasurers. The Treasurer, if there shall be one, shall be the chief financial officer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

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         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE IX

                              CONTROL OVER BY-LAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders.

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